united states
securities and exchange commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RESPONSE GENETICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-272-8526	415-318-4261

ISS RECOMMENDS THAT RESPONSE GENETICS SHAREHOLDERS VOTE MANAGEMENT’S GOLD PROXY CARD TO RE-ELECT EXPERIENCED DIRECTORS

Glass Lewis Also Recommends that Shareholders Vote the GOLD Card and Against the
Change of Control Proposed by Dissidents

LOS ANGELES, September 10, 2010 — Response Genetics, Inc. (Nasdaq: RGDX) (the “Company” or “RGI”) announced today that Institutional Shareholder Services (“ISS”), the nation’s leading voting advisory service, has recommended that shareholders vote in favor of substantially all of the Company’s board nominees at RGI’s annual meeting of shareholders, scheduled for September 21, 2010.  ISS recommends that shareholders not vote on the dissidents’ white proxy card.  This recommendation follows a similar recommendation from Glass Lewis, another leading voting advisory firm, to reject the dissidents’ proposed change of control and to vote instead for a majority of the Company’s board nominees on management’s GOLD proxy card.

In making its recommendation, ISS noted that “[b]ecause the company’s Response DX tests are viewed as the primary driver of the value of RGDX stock price and commercialization of these test suites began in earnest in 2009 … we believe the period from 2009 to present to be the most relevant measurement period to assess the board’s performance.… Based on [total shareholder return], the company has outperformed its peer and indices over the most recent one year and the period from Jan. 2009 to present….  In sum, from a performance perspective, we do not feel the dissidents have provided a compelling case for change.”

ISS also concluded that “we do not feel [the dissidents have] made a sufficiently compelling case to justify wholesale board change at this time nor do we feel [they have] produced a detailed plan including a succession plan to warrant majority representation.”  While recommending the re-election of virtually all of the Company’s experienced Board nominees, ISS also noted that the three new independent nominees on the management slate — Jan C. Fagerberg, M.D., Ph.D., Christine Meda and Michael Metzger — appear to possess “the specific skills and industry experience to drive operating initiatives.”

Kathleen Danenberg, CEO and a current member of the Board, said, “We are extremely pleased that ISS, one of the leading independent proxy advisory firms, has recognized the recent success of our Company under the direction of our current Board, as well as the positive attributes of our new independent director nominees.  We believe that our Board nominees possess the blend of experience and leadership credentials in the diagnostics and pharmaceuticals industries to maintain the positive momentum of the Company.  We continue to recommend that our shareholders reject the dissidents’ proposal to obtain control of our Board.”

VOTE “FOR” YOUR BOARD’S NOMINEES
 ON THE GOLD PROXY CARD TODAY

We urge you to support your Board and management by voting FOR the nominees proposed by management, and, as recommended by both ISS and Glass Lewis, not to return any white proxy card sent to you by the dissident group.

About Response Genetics, Inc.

Response Genetics Inc. is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. RGI was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company  to continue to maintain its growth, the ability of the Company to successfully integrate the roles of operations, strategy and business development, , and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Important Information

On August 16, 2010 the Company filed its definitive proxy statement and began the process of mailing its definitive proxy statement, together with a GOLD proxy card. Shareholders are strongly advised to read the Company’s proxy statement as it contains important information. Shareholders may obtain an additional copy of the Company’s definitive proxy statement and any other documents filed by the Company with the Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of Company proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of the Company’s shareholders is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 16, 2010.

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